Exhibit 99.1
                         Tri City Bankshares Corporation
                        Quarterly Brochure Financial Data

INCOME STATEMENT (unaudited)

                               Twelve Months Ended         Three Months Ended
                             12/31/2004   12/31/2003     12/31/2004   12/31/2003
Interest Income             $33,896,224  $33,456,289    $ 8,905,593  $ 8,128,288
Interest Expense              4,892,165    5,083,972      1,292,254    1,196,534
                            -----------  -----------    -----------  -----------
Net Interest Income          29,004,059   28,372,317      7,613,339    6,931,754
Other Income                  6,449,645    7,700,886      1,602,688    1,534,322
Less:Other Operating Expense 23,392,532   23,863,111      5,648,582    6,092,424
                            -----------  -----------    -----------  -----------
Income Before Income Tax     12,061,172   12,210,092      3,567,445    2,373,652
Provision for Income Tax      3,673,000    3,493,000      1,136,000      632,000
                            -----------  -----------    -----------  -----------
Net Income                  $ 8,388,172  $ 8,717,092    $ 2,431,445  $ 1,741,652
                            ===========  ===========    ===========  ===========
Net Income Per Common Share $      1.01  $      1.07    $      0.29  $      0.21
                            ===========  ===========    ===========  ===========

BALANCE SHEET (unaudited) December 31, 2004 and 2003


ASSETS                             2004           2003        LIABILITIES & Equity               2004           2003
Cash and Due                  $  35,425,012  $  40,849,480    Non Interest Bearing          $ 161,574,101  $ 148,813,891
Investment Securities           159,451,575    170,541,123    Interest Bearing                428,830,825    407,210,017
                                                                                            -------------  -------------
Federal Funds Sold                       --             --    Total Deposits                  590,404,926    556,023,908
Total Loans                     471,245,207    412,274,928    Short Term Debt                  12,234,386     10,547,914
Reserve for Loan Losses          (5,641,593)    (5,289,467)   Other Liabilities                 1,430,182      1,927,549
                              -------------  -------------                                  -------------  -------------
Net Loans                       465,603,614    406,985,461    Total Liabilities               604,069,494    568,499,371
Bank Premises & Equipment        20,541,600     21,892,460    Common Stock                      8,413,621      8,223,557
Cash surrender value of
  life insurance                 10,361,935     10,000,000    Additional Paid-In Capital       17,507,720     14,010,617
Other Assets                      5,234,296      4,514,691    Retained Earnings                66,627,197     64,049,670
                              -------------  -------------                                  -------------  -------------
                                                              Total Stockholders' Equity       92,548,538     86,283,844
                                                                                            -------------  -------------
Total Assets                  $ 696,618,032  $ 654,783,215    Total Liabilities & Equity    $ 696,618,032  $ 654,783,215
                              =============  =============                                  =============  =============

                                 Stock Valuation

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.


October 2004           $   19.40         October 2003            $   19.20
   July 2004               19.40            July 2003                19.20
  April 2004               19.40           April 2003                17.50
January 2004               19.40         January 2003                17.00